Exhibit 99.1

Ultra Petroleum Corp. Announces $1.2 Billion Two-Tranche Offering of Senior Notes

HOUSTON, April 3, 2017 /PRNewswire/ -- Ultra Petroleum Corp. ("Ultra") (OTC: UPLMQ) today announced that, subject to market conditions, Ultra's wholly owned subsidiary, Ultra Resources Inc., intends to offer $700.0 million in aggregate principal amount of senior unsecured notes due 2022 (the "2022 Notes") and $500.0 million in aggregate principal amount of senior unsecured notes due in 2025 (together with the 2022 Notes, the "Notes") in a private placement pursuant to exemptions from registration under the Securities Act of 1933, as amended (the "Securities Act"). Ultra intends to use the proceeds from this offering, together with the anticipated proceeds from other exit financings and cash on hand, to fund the distributions provided for under a comprehensive reorganization plan (the "Plan") of Ultra and its subsidiaries, which was approved by the U.S. Bankruptcy Court for the Southern District of Texas on March 14, 2017, and to pay certain fees, commissions and related expenses.

The Notes have not been registered under the Securities Act or any state securities laws, and unless so registered, the Notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable state securities laws. The Notes may be resold by the initial purchasers pursuant to Rule 144A and Regulation S under the Securities Act.

This news release is being issued pursuant to Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities. There shall not be any sale of the Notes or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under applicable laws.

About Ultra Petroleum

Ultra Petroleum Corp. is an independent energy company engaged in domestic natural gas and oil exploration, development and production. The company trades over-the-counter under the ticker symbol "UPLMQ".

This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections or other statements in this news release, other than statements of historical fact, are forward-looking statements, are based upon current expectations, and are subject to a number of risks, uncertainties and assumptions. Accordingly, although the company believes that the expectations reflected in such forward-looking statements are reasonable, the company can give no assurance such expectations will prove to have been correct.

There are many risks and uncertainties that can affect the company and its business, including those set forth in its filings with the U.S. Securities and Exchange Commission ("SEC") in the section entitled "Risk Factors" in its Annual Report on Form 10-K for the most recent fiscal year, and from time to time in other SEC filings made by the company. These risks and uncertainties include, but are not limited to: (i) matters arising as a result of the company's on-going chapter 11 proceedings, including the company's ability to consummate a plan of reorganization, possible adverse effects of the chapter 11 proceedings filing on the company's business and the interests of various constituents, risks associated with third party motions that could be filed in connection with the company's chapter 11 proceedings and which may interfere with the company's ability to confirm and consummate a plan of reorganization; and (ii) matters arising in connection with the company's business operations, including the timing and extent of changes in prices for oil and gas, the timing and extent of the company's success in developing, producing and estimating reserves, possible adverse effects of weather and government regulation, availability and quality of oil field personnel, services, drilling rigs and other equipment used in the company's operations, as well as other factors listed in the reports filed by the company with the SEC. It is not possible to predict or identify all such factors and the following list should not be considered a complete statement of all potential risks and uncertainties affecting the company. The risks and uncertainties affecting the company could cause its actual results to differ materially from those described in the forward-looking statements. The company assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

CONTACT: Sandi Kraemer, Director, Investor Relations and External Reporting, Phone: 281-582-6613, Email: skraemer@ultrapetroleum.com